EXHIBIT 10.33.3
                      INTERCREDITOR AND SECURITY AGREEMENT

         THIS INTERCREDITOR AND SECURITY AGREEMENT ("Agreement"), dated as of March 29, 2002, is by and among Probex Corp., a Delaware corporation ("Debtor"), General Conference Corporation of Seventh-day Adventists, a District of Columbia corporation (the "Collateral Agent"), the Secured Parties listed on Exhibit E hereto (individually, a "Secured Party", and, collectively, the "Secured Parties"), and any party who, after the date hereof, executes and becomes a party to this Agreement or advances a New Obligation (as defined below) to Debtor (who shall be deemed to be a "Secured Party" for all purposes of this Agreement as if they had executed this Agreement on the date hereof).


                                    RECITALS:
                                    --------

         WHEREAS, as of the date hereof, Debtor is incurring new obligations of $3,000,000 aggregate principal amount from General Conference Corporation of Seventh-day Adventists ("GCC"), and may from time to time incur additional new obligations after the date hereof in aggregate principal amount not to exceed of $12,000,000 (the "New Obligations", and GCC and each lender who advances a New Obligation, individually, a "New Senior Lender" and collectively, the "New Senior Lenders").

         WHEREAS, the New Obligations will be evidenced by those certain Convertible Promissory Notes (as amended, restated, modified or subsequently delivered, from time to time, a "New Note" and, collectively, the "New Notes").

         WHEREAS, Debtor previously has incurred obligations of $8,330,000 original aggregate principal amount (the "Existing Obligations"; provided, however, the Existing Obligations of Debtor to General Conference Corporation of Seventh-day Adventists - Micro Cap Fund in the original aggregate principal amount of $1,000,000 shall be excluded from the Existing Obligations and deemed New Obligations for purposes of this Agreement) in the amounts and from the lenders identified on Exhibit F (individually, a "Existing Lender" and collectively, the "Existing Lenders").

         WHEREAS, the Existing Obligations will be evidenced by those certain amended and restated promissory notes (as amended, restated or modified, from time to time, each an "Existing Note" and, collectively, the "Existing Notes").

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               Certain Definitions

         Definitions. As used herein, the following terms have the respective meanings set forth below or as set forth in the Section hereof following such term:

         (a) "Existing Lenders" shall have the meaning set forth in the recitals.

         (b) "Existing Notes" shall have the meaning set forth in the recitals.

         (c) "Existing Obligations" shall have the meaning set forth in the recitals.

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         (d)      "Existing  Senior Lenders" shall mean Existing  Lenders to the extent of their respective Existing Senior Obligations.

         (e) "Existing Senior Obligations" shall mean an undivided 33% interest of the Existing Obligations pro rata among all Existing Lenders.

         (f)      "Existing Subordinated Lenders" shall mean Existing Lenders to
                  the   extent  of  their   respective   Existing   Subordinated
                  Obligations.

         (g) "Existing Subordinated Obligations" shall mean an undivided 67% interest of the Existing Obligations pro rata among all Existing Lenders.

         (h) "Intellectual Property" means, on a worldwide basis, proprietary information, trade secret or knowledge, including, without limitation, confidential information, patents, trademarks, service marks, inventions, products, designs, development techniques, methods, know-how, techniques, systems, processes, software programs, works of authorship, formulae and any other information of a technical nature.

         (i)      "New Notes" shall have the meaning set forth in the recitals.

         (j) "New Obligations" shall have the meaning set forth in the recitals.

         (k) "New Senior Lenders" shall have the meaning set forth in the recitals.

         (l) "Senior Lenders" shall mean, collectively, the New Senior Lenders and the Existing Senior Lenders.

         (m)      "Senior  Obligations"  shall  mean,   collectively,   the  New
                  Obligations and the Existing Senior Obligations.


                          Security Interest and Pledge

         Section 1.1 Security Interest and Pledge. As collateral security for the prompt payment in full, when due, of all of the obligations, indebtedness and liabilities of Debtor to the Secured Parties arising pursuant to or in connection with the New Obligations, the Existing Obligations or this Agreement, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several ("Obligations"), Debtor hereby pledges and grants to (i) the Collateral Agent, as agent for the Senior Lenders with respect to the Senior Obligations, a first priority security interest, and (ii) the Collateral Agent, as agent for the Existing Subordinated Lenders with respect the Existing Subordinated Obligations, a second priority security interest, in and to and to all of Debtor's right, title and interest in and to all Intellectual Property of Debtor and proceeds thereof whether now owned or hereafter acquired (such property being hereinafter sometimes called the "Collateral");

provided, however, the Collateral shall exclude:
--------  -------

         (a) all accounts, accounts receivable, documents, instruments, chattel paper, and general intangibles (other than Intellectual Property) of Debtor and all products and proceeds thereof;

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         (b) all equipment, inventory, machinery, and fixtures of Debtor and all accessions thereto and all products and proceeds thereof; and

         (c) all capital stock of Probex Fluids Recovery, Inc., a Delaware corporation and the wholly-owned subsidiary of Debtor ("PFR"), evidenced by that certain Pledge Agreement, dated as of November 29, 2000, by and between the Debtor and Wilmington Trust Company ("WTC"), as collateral agent for the secured parties named therein, and acknowledged by PFR.

         Section 1. 2 Obligations. The Collateral shall secure the Obligations pursuant to the priority set forth in Sections 1.1 and 6.3 hereof, including, without limitation:


                  (a) the obligations and indebtedness of Debtor to the Secured Parties evidenced by the New Notes and the Existing Notes;

                  (b) all costs and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses, incurred by the Secured Parties to preserve and maintain the Collateral, collect the Obligations herein described, and enforce this Agreement; and

                  (c) all extensions, renewals and modifications of any of the foregoing.

                         Representations and Warranties

         To induce the Secured Parties to enter into this Agreement and the New Senior Lenders to purchase the New Notes, except as disclosed in the disclosure schedule to this Agreement (the "Disclosure Schedule"), attached hereto as Exhibit G, which qualifies the following representations and warranties to the extent apparent on the face of such disclosures, Debtor hereby represents and warrants to the Secured Parties that:

         Section 2.1 Title. Except for the security interests granted herein, Debtor owns, and with respect to the Collateral acquired after the date hereof, Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance.

         Section 2.2 Validity. The patents and trademarks contained in the Collateral are subsisting and have not been adjudged invalid or unenforceable. No claim has been made that the use of any of the trademarks contained in the Collateral does or may violate the rights of any third person.

         Section 2.3 Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Collateral Agent pursuant to this Agreement.

         Section 2.4 Organization and Authority. Debtor is a corporation, incorporated, validly existing, and in good standing under the laws of the State of Delaware. Debtor has the requisite corporate power and authority to execute, deliver, and perform this Agreement, the Loan Agreement(s), the Loan Extension and Modification Agreements, the New Notes and the Existing Notes, and the execution, delivery, and performance of this Agreement, the Loan Agreement(s), the Loan Extension and Modification Agreements, the New Notes and the Existing Notes by Debtor has been authorized by all necessary corporate action on the part of Debtor.

         Section 2.5 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown beside its name on the signature page hereof.

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         Section  2.6  Capitalization.  As of the date  hereof,  the  authorized capital stock of Debtor consists of:


              (a) One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share (the "Common Stock"), of which 34,310,195 shares were outstanding, all of which are duly authorized, validly issued, fully-paid and non-assessable.

              (b) Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), of which five hundred fifty thousand (550,000) shares have been designated as Series A 10% Cumulative Convertible Preferred Stock, and 532,500 of which are outstanding and are duly authorized, validly issued, fully-paid and non-assessable.

              (c) Schedule 2.6(c) of the Disclosure Schedule discloses all outstanding options and warrants for the purchase of and securities convertible into or exchangeable for Common Stock and other capital stock of Debtor.

              (d) Debtor has reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities, exchangeable securities, and other rights to acquire shares of Common Stock that are outstanding, and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock that may be issued or granted under the stock option and similar plans that have been adopted by Debtor or any of its subsidiaries; provided, however, due to the floating conversion rate of a portion of Debtor's securities convertible into Common Stock, Debtor may be required to seek stockholder approval to increase the number of authorized shares of Common Stock in order to fully reserve, and issue, the shares of Common Stock issuable upon conversion of such convertible instruments. Each outstanding class or series of securities for which any anti-dilution adjustment will occur as a result of the issuance and sale of the New Notes or the conversion of the New Notes and Existing Notes is identified on
Schedule 2.6(d) of the Disclosure Schedule attached hereto, together with the amount of such anti-dilution adjustment for each such class or series to the extent known as of the date hereof. The outstanding shares of Common Stock and outstanding options, warrants and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly authorized and validly issued. None of the outstanding shares of Common Stock or options, warrants and other such securities has been issued in violation of the preemptive rights of any securityholder of Debtor. Except as set forth on Schedule 2.6(d), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which Debtor is a party. Except as set forth on
Schedule 2.6(d), no holder of any of Debtor's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of Debtor's intention to file, filing or effectiveness of a registration statement on Form SB-2, Form S-1 or Form S-3, if applicable, or such successor forms, registering the shares of Common Stock for resale.

              (e) Debtor has made available to the Secured Parties true and correct copies of Debtor's Certificate of Incorporation, as amended and in effect on the date hereof ("Certificate of Incorporation"), and Debtor's Bylaws, as in effect on the date hereof (the "Bylaws").

         Section 2.7 SEC Documents; Financial Statements.

         (a) Debtor has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the

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Securities  Exchange Act of 1934, as amended (the "Exchange Act"), and any other material reports or documents required to be filed with the SEC. Debtor has delivered to the Secured Parties, or made accessible to the Secured Parties, true and complete copies of documents filed with the SEC, except for documents, or portions of such documents, that Debtor has been granted or is seeking confidential treatment. As of their respective dates, the documents filed with the SEC complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the documents, and none of the documents filed with the SEC, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) As of their respective dates, the financial statements of Debtor included in the documents filed with the SEC complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except
(1) as may be otherwise indicated in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects, the consolidated financial position of Debtor and its consolidated subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The unaudited pro forma combined financial statements filed with the SEC comply in all material respects with the requirements of Article 11 of Regulation S-X under the Securities Act.

         Section 2.8 No Conflicts. Except as set forth in Schedule 2.8 of the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Loan Agreement, the Loan Extension and Modification Agreement, the New Notes and the Existing Notes by Debtor and the consummation by Debtor of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Bylaws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Debtor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Debtor or by which any property or asset of Debtor is bound or affected. Debtor is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents. Except as set forth in Schedule 2.8 of the Disclosure Schedule, Debtor is not in default under, no event has occurred that with notice or lapse of time or both could put Debtor in default under and Debtor has not taken any action or failed to take an action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which Debtor is a party or by which any property or assets of Debtor is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein). Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, Debtor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Loan Agreement(s), the Loan Extension and Modification Agreement, the New Notes or the Existing Notes in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that Debtor is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Debtor is unaware of any facts or

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circumstances that might give rise to any of the foregoing. For purposes of this
Agreement, "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of Debtor, or (ii) the ability of Debtor to perform the obligations under this Agreement, the Loan Agreement(s), the Loan Extension and Modification Agreement, the New Notes or the Existing Notes, or (iii) the validity or enforceablity of this Agreement, the Loan Agreement(s), the Loan Extension and Modification Agreement, the New Notes or the Existing Notes, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor rights, (B) laws and judicial decisions regarding indemnification for violations of federal securities laws, (C) the availability of specific performance or other equitable remedies, and (D) with respect to any indemnification agreements set forth herein or therein, principles of public policy, or (iv) the validity or perfection of the security interests granted under and pursuant to this Agreement.


                       Affirmative and Negative Covenants

         Debtor covenants and agrees with the Secured Parties that so long as the New Notes and Existing Notes are outstanding:

         Section 3.1 Maintenance. Debtor shall not use or permit the Collateral to be used in violation of any law. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk. Debtor will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of its trademarks and patents contained in the Collateral and has made, and will continue to make, all appropriate filings with the United States Patent and Trademark Office, or other appropriate office any territory, state, government or country, to maintain the patents and trademarks contained in the Collateral in existence, including, without limitation, filing all necessary documents with the United States Patent and Trademark Office, or other appropriate office any territory, state, government or country, for each patent and trademark contained in the Collateral to maintain it without loss of protection therefor.

         Section 3.2 Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral, except the pledge and security interests of the Secured Parties hereunder, and shall defend Debtor's rights in the Collateral and the Secured Parties' respective security interests in the Collateral in the priority granted to them against the claims of all others.

         Section 3.3 Modification of Collateral. Debtor shall do nothing to impair the rights of the Secured Parties in the Collateral. Without the prior written consent of the Secured Parties, Debtor shall not grant any extension of time for any payment with respect to the Collateral, or compromise, compound, or settle any of the Collateral, or release in whole or in part any person liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral, other than normal trade discounts granted in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 3.4 Future Intellectual Property. If, before the Obligations shall have been satisfied in full, Debtor shall obtain rights to any new Collateral, or become entitled to the benefit of any patent or trademark application, any renewal of any trademark contained in the Collateral, or patent for reissue, division, continuation, renewal, extension or continuation-in-part or any improvement thereon, the provisions of Section 1.1 hereof shall

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automatically  apply thereto,  and Debtor shall give the Collateral Agent prompt notice thereof in writing.

         Section 3.5 Sale of Collateral. Except as permitted in Section 3.6 below, Debtor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Secured Parties.

         Section 3.6 License of Collateral. Debtor shall not enter into any license agreement relating to any of the Collateral with any person, except non-exclusive licenses to persons for reasonable and customary compensation, and shall not become a party to any agreement with any person that is inconsistent with Debtor's Obligations under this Agreement without the prior written consent of the Secured Parties.

         Section 3.7 Further Assurances. At any time and from time to time, upon the request of the Secured Parties, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Secured Parties or the Collateral Agent may deem reasonably necessary or desirable to preserve and perfect their security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Collateral Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Debtor hereby authorizes the Collateral Agent to file one or more financing statements, continuation statements and amendments thereto, relating to any of the Collateral, without the signature of Debtor; provided that Debtor shall be provided with a copy of such statements and amendments immediately prior to the filing or recording thereof.

         Section 3.8 Taxes and Benefit Plans. Debtor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on it or its property, except Debtor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Debtor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established in conformity with GAAP.

         Section 3.9 Obligations. Debtor shall duly and punctually pay and perform the Obligations.

         Section 3.10  Notification.  Debtor shall  promptly  notify the Secured
Parties and the Collateral Agent of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral, and (iii) the occurrence or existence of any Event of Default (as defined in the applicable New Note or Existing Note) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

         Section 3.11 Corporate Changes. Debtor shall not change its name, identity or corporate structure. Debtor shall not change its state of incorporation, principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Collateral Agent thirty (30) days prior written notice thereof and shall have taken all action deemed reasonably necessary or desirable by the Collateral Agent to cause the Secured Parties' respective security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 3.12 Books and Records. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP, consistently applied. Debtor shall mark its

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books and records to reflect the Secured Parties'  respective  security interest under this Agreement.

         Section 3.13 Information. Debtor shall from time to time, or at the request of a Secured Party, deliver to the Secured Parties information regarding the Collateral and Debtor, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral; provided, however, if such information has not been publicly disclosed, such information shall be delivered only upon the Secured Parties entering into a confidentiality agreement (on customary terms) in favor of Debtor.

         Section 3.14 Compliance with Agreements. Debtor and it subsidiaries shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business.

         Section 3.15 Compliance with Laws. Debtor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority.

         Section 3.16 Merger; Consolidation. Debtor and each of its subsidiaries shall not consolidate with or merge with any other entity or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any person without the prior written consent of the Secured Parties.

         Section 3.17 Limitations on Restricted Payments. Debtor shall not, and will not permit any of its subsidiaries to:

         (a) declare or pay any dividends, either in cash or property, on Common Stock, except (i) dividends payable solely in shares of Common Stock or other equity interests of Debtor and (ii) to the extent a wholly-owned subsidiary of Debtor is generally paying its obligations as they become due and payable, dividends payable by a wholly-owned subsidiary of Debtor to Debtor or to another wholly-owned subsidiary of Debtor; or

         (b) directly or indirectly, or through any of Debtor's subsidiaries, purchase, redeem or retire any shares of Debtor's capital stock of any class or other equity interests or any warrants, rights or options to purchase or acquire any shares of Common Stock or other equity interests of Debtor (other than in exchange for or out the net cash proceeds to Debtor from the substantially concurrent issue or sale of shares of Common Stock or other equity interests of Debtor or warrants, rights or options to purchase or acquire any shares of Common Stock or other equity interests of Debtor).

         Section 3.18 Limitations on Investment. Neither Debtor nor any of its subsidiaries shall make any investments in or loans or advances to any person, other than (i) Debtor if such subsidiary is generally paying its obligations as they become due and payable and (ii) loans or advances to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to and in the ordinary course of the business of Debtor or any of its subsidiaries.

         Section 3.19 Protection of Collateral. Debtor shall use its commercially reasonable efforts to detect any infringers of the Collateral and shall notify the Collateral Agent in writing of infringements detected. Debtor shall have the duty through its counsel to prosecute diligently any infringement on the Collateral until the Obligations have been paid in full, to make application on unpatented but patentable inventions (subject to Debtor's reasonable discretion in the ordinary course of its business, or, during an Event of Default, promptly upon the Collateral Agent's request), to make federal application on registrable but unregistered trademarks (subject to Debtor's reasonable discretion in the ordinary course of its business, or, during an

Event of Default, promptly upon the Collateral Agent's request), to file and prosecute opposition and cancellation proceedings, to file and prosecute lawsuits to protect the Collateral and to do any and all acts that are deemed reasonably necessary or desirable by the Collateral Agent to preserve and maintain all rights in such applications and the Collateral.

         Section 3.20 Stockholder Approval. Debtor hereby agrees that, if necessary, it shall prepare and file with the SEC a proxy statement requesting that Debtor's stockholders approve the issuance of the shares of Common Stock issuable upon conversion of the New Notes and Existing Notes and exercise of the warrants issued to the New Lenders and Existing Lenders and an amendment to the Certificate of Incorporation increasing the authorized number of shares of Common Stock to a number sufficient to allow Debtor to issue the shares of Common Stock acquirable upon conversion of the New Notes and Existing Notes.

                      Rights of Secured Parties and Debtor

         Section 4.1 Power of Attorney. DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AND ANY OF OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE PLACE AND STEAD AND IN THE NAME OF DEBTOR OR IN ITS OWN NAME, FROM TIME TO TIME IN THE COLLATERAL AGENT'S DISCRETION, TO TAKE ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS THAT MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Neither the Secured Parties (including any person acting their behalf) nor the Collateral Agent shall be under any duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to the Secured Parties or the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Secured Parties (including any person acting on their behalf) nor the Collateral Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law in their individual capacity or in the Collateral Agent's capacity as attorney-in-fact, except acts or omissions resulting from their willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve, and realize upon the Secured Parties' respective security interest in the Collateral under this Agreement.

         Section 4.2 Secured Parties' Duty of Care. The Collateral Agent and the Secured Parties (including any party acting on their behalf) shall not have any responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto; it being understood and agreed that Debtor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, as against Debtor, the Collateral Agent and the Secured Parties (including any person acting on their behalf) shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral, if the Collateral Agent or any of the Secured Parties (including any person acting on their behalf) take such action, for purposes of preserving rights in the Collateral, as Debtor may request in writing, but no failure or omission or delay by the Collateral Agent or the Secured Parties (including any person acting on their behalf) in complying with any such request by Debtor, and no refusal by the Collateral Agent or the Secured Parties (including any person acting on their behalf) to comply with any such request by Debtor, shall be deemed to be a failure to exercise reasonable care.

                                     Default

         Section 5.1 Rights and Remedies. If any Event of Default shall occur under either the New Notes, the Existing Notes or this Agreement, the Collateral Agent and the Secured Parties shall have all of the rights and remedies of secured parties under the Uniform Commercial Code as in effect by the State of Texas as well as any other rights and remedies permitted under or provided by applicable law, subject in all respects to the priority of the Secured Parties' rights under this Agreement.

         Section 5.2 Cooperation. In the event that the exercise of Section 5.1 hereof results in the foreclosure on the Collateral by the Secured Parties or the Collateral Agent, the Company shall use its best efforts to cooperate in the assignment or transfer of the supply and off-take contracts to which the Company is a party on the date thereof to the Senior Lenders.

                         Agreement Among Secured Parties

         Section 6.1 Financing Statement.

         (a) a financing statement covering all of the Collateral will be filed in the name of the Collateral Agent in order to simultaneously perfect the Senior Lenders' first priority security interest in the Collateral; and

         (b) a financing statement covering all of the Collateral will be filed in the name of the Collateral Agent in order simultaneously perfect the Existing Subordinated Lenders' second priority security interest in the Collateral.

         Section 6.2 Agreement Among All Secured Parties. The Collateral Agent agrees to act as collateral agent for the Senior Lenders and the Existing Subordinated Lenders. The Collateral Agent is hereby appointed, empowered and authorized to act as the agent-in-fact for the Senior Lenders and the Existing Subordinated Lenders for the sole purpose of filing the financing statements relating to the Collateral. The Senior Lenders and the Existing Subordinated Lenders also hereby appoint and authorize the Collateral Agent to take such actions as agent on their behalf as are necessary to enforce the Secured Parties' respective rights and exercise their respective powers under this Agreement; provided, however, the Collateral Agent shall take such actions and exercise such powers only as and in the manner agreed from time to time: (i) with respect to the Senior Lenders, by the holders of a majority of the Senior Obligations outstanding on the date thereof, and (ii) with respect to the Existing Subordinated Lenders, by the holders of a majority of the aggregate principal amount of the Existing Subordinated Obligations outstanding on the date thereof; provided further, however, that the Collateral Agent shall not be required to take any action that is contrary to this Agreement, the New Notes, the Existing Notes or applicable law. Upon an Event of Default or Events of Default, such Event of Default or Events of Default may be waived, but only: (i) with respect to the Senior Lenders, by the holders of a majority of the Senior Obligations outstanding on the date thereof, or (ii) with respect to the Existing Subordinated Lenders, by the holders of a majority of the aggregate principal amount of the Existing Subordinated Obligations outstanding on the date thereof. If the Event of Default, or Events of Default, are not waived in accordance with the foregoing sentence, any holder of the New Notes or Existing Notes shall have the right to accelerate all of the New Notes or Existing Notes, respectively, outstanding on the date thereof in accordance with the terms of such note.

         Section 6.3 Agreement Among Senior Lenders. Upon enforcement and collection of the Obligations, in whole or in part, under this Agreement, the holders of the Senior Obligations will share in the net proceeds resulting from such collections as follows: first, the net proceeds will be distributed to all New Senior Lenders pro rata based upon the quotient of (i) the amount due and owing to the holder of the New Obligations under its New Notes and Existing

Notes and (ii) the aggregate amount of the New Obligations outstanding on the date thereof; and second, if any net proceeds are then remaining, such net proceeds will be distributed to all Existing Senior Lenders pro rata based upon the quotient of (i) the amount of Existing Senior Obligations due and owing to the holder under its Existing Notes, and (ii) the aggregate amount of the Existing Senior Obligations outstanding on the date thereof.

         Section 6.4 Agreement Among Existing Subordinated Lenders. If after the enforcement and collection of the Obligations, in whole or in part, under this Agreement and the New Obligations and Existing Senior Obligations, including interest thereon, have been paid in full, there remains any net proceeds, such net proceeds will be distributed to all Existing Subordinated Lenders pro rata based upon the quotient of (i) the amount of Existing Subordinated Obligations due and owing to the holder under its Existing Notes, and (ii) the aggregate amount of the Existing Subordinated Obligations outstanding on the date thereof.

         Section 6.5 Sharing.

         (a) If one of the Secured Parties shall obtain any payment or funds with respect to any Obligations, except as otherwise expressly provided for herein (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise), in violation of Section 6.3 above or their respective priority interest, such recipient Secured Party shall pay all of such funds to the Collateral Agent, and the Collateral Agent shall reallocate such funds in accordance with the provisions of Sections 6.3 and 6.4 above.

         (b) If all or a portion of any payment received by one of the holders of the Obligations with respect to any Obligations is held to constitute a preference or otherwise recovered under the bankruptcy laws, or if for any other reason such holder is required to refund such payment or pay the amount thereof to Debtor or any third party, each of the other Secured Parties shall pay their pro rata share in accordance with Sections 6.3 and 6.4 above or its respective priority interest so that such holder receives such recovered payment in accordance with such priority provisions.

         Section 6.6 Right of First Refusal. If the exercise of the provisions of Section 5.1 hereof results in the sale or other disposition of the Collateral, the Debtor and the Secured Parties hereby agree, to the extent permitted by applicable law, that GCC shall have a right of first refusal to acquire all or any portion of the Collateral.


                                  Miscellaneous

         Section 7.1 Termination. At such time as all of the Obligations shall have been satisfied finally and in full, the Collateral Agent and Secured Parties shall execute and deliver to Debtor all releases and other instruments necessary to terminate the Secured Parties security interest in the Collateral.

         Section 7.2 No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent or any of the Secured Parties (including any person acting on their behalf) to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and the Secured Parties and their respective heirs, personal representatives, successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Secured Parties.

         Section 7.3 Amendment; Entire Agreement. THIS AGREEMENT, INCLUDING THE EXHIBITS AND SCHEDULES ATTACHED HERETO, TOGETHER WITH THE LOAN AGREEMENT(S), THE LOAN EXTENSION AND MODIFICATION AGREEMENT, THE NEW NOTES AND THE EXISTING NOTES, EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO, OTHER THAN THE SECURITY AGREEMENTS AND REGISTRATION RIGHTS AGREEMENTS BY AND AMONG THE PARTIES HERETO PRIOR TO THE DATE HEREOF. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 7.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified beside its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) business days after deposit in the mails, in each case given or addressed as aforesaid.

         Section 7.5 Applicable Law; Venue; Service of Process. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State, excepting its choice of law rules.

         Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 7.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.8 Headings; Schedules. The headings, captions and arrangements used in this Agreement are for convenience only and shall not effect the interpretation of this Agreement. The Disclosure Schedules and exhibits attached hereto are as fully a part of this Agreement as if set forth herein in full.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                       DEBTOR:
                                       ------


                                       PROBEX CORP.,
                                       a Delaware corporation
Address:

13355 Noel Road, Suite 1200            By:___________________________
Dallas, Texas 75240                    Name:
Attn: President                        Title:
Facsimile:  (972) 980-8545

                                       COLLATERAL AGENT:
                                       ----------------

Address:
                                       General Conference Corporation of
                                       Seventh-day Adventists
General Conference Corporation
of Seventh-day Adventists
12501 Old Columbia Pike
Silver Spring, Maryland 20804          By:      _________________________
Attn: ____________________             Name:    _________________________
Facsimile: ________________            Title:   _________________________

                                       SECURED PARTIES:
                                       ---------------




         SIGNATURE PAGES, EXHIBITS AND SCHEDULES INTENTIONALLY OMITTED.